Exhibit 99.1

Revlon Reports Second Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--July 29, 2015--Revlon, Inc. (NYSE:REV) today announced results for the second quarter ended June 30, 2015.

This release presents the Company’s results using the following measures: GAAP as reported (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain non-operating items from As Reported results. The Company has also identified certain unusual items, impacting the comparability of the Company’s period-over-period results, as seen through the eyes of management. These unusual items are also excluded from the Company’s Adjusted measures. As a result of these unusual items, the definition of Adjusted EBITDA has changed from that used in prior periods. Therefore, Adjusted EBITDA presented in this release will be different from amounts reported in prior periods. See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to non-GAAP results are provided as an attachment.

Second Quarter 2015 Results

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Lorenzo Delpani, said “This quarter was strong, with Adjusted1 net sales growth of 4.7% and Adjusted1 EBITDA growth of 6.5%, measured on an XFX basis and adjusted for comparability. During this quarter, we completed our acquisition of the CBBeauty Group and exited our business operations in Venezuela, moving to a distributor model. We also continued to execute our Strategy of Value Creation, investing $14.7 million of planned incremental brand support in the second quarter of 2015. The 6.5% Adjusted EBITDA growth includes this incremental brand support investment.”

On an As Reported basis, total Company net sales were $482.4 million in the second quarter of 2015 and $497.9 million in the second quarter of 2014. The Company’s exit of its business operations in Venezuela impacted the comparability of period-over-period results, as Venezuela had no net sales in the second quarter of 2015 compared to $8.3 million in the second quarter of 2014. Excluding Venezuela, total Company Adjusted net sales were $482.4 million in the second quarter of 2015, compared to $489.6 million in the second quarter of 2014, a decrease of 1.5%. Excluding the impact of foreign currency fluctuations (“XFX”) of $30.2 million, Adjusted net sales increased $23.0 million, or 4.7%.

Total Company EBITDA was $85.9 million in the second quarter of 2015 and $88.6 million in the second quarter of 2014. After adjusting for the non-operating items and unusual items that are reflected in the tables attached to this release, total Company Adjusted EBITDA was $90.1 million in the second quarter of 2015, compared to Adjusted EBITDA of $85.7 million in the second quarter of 2014, representing a 5.1% increase. On an XFX basis, Adjusted EBITDA increased $5.6 million, or 6.5%.

As Reported net income was $26.0 million in the second quarter of 2015 and $18.1 million in the second quarter of 2014. Adjusted1 net income was $29.0 million in the second quarter of 2015, compared to Adjusted net income of $21.8 million in the second quarter of 2014, an increase of $7.2 million, or 33.0%.

Further details discussing the drivers of the variances in these Adjusted measures are provided below.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to certain non-GAAP results are provided as an attachment.

Segment Results

(USD millions)	Three Months Ended June 30,
	Net Sales				Segment Profit (b)
	2015	2014	% Change	XFX % Change	2015	2014	% Change	XFX % Change

Consumer	$354.7	$367.3	-3.4%	1.4%	$83.8	$80.3	4.4%	4.0%
Professional	123.4	130.6	-5.5%	4.1%	24.3	31.4	-22.6%	-21.3%
Other	4.3	-	N.M.	N.M.	(0.5)	-	N.M.	N.M.
Total	$482.4	$497.9	-3.1%	3.0%	$107.6	$111.7	-3.7%	-3.6%

Segment profit is defined in footnote (b) below. Segment profit excludes unallocated corporate expenses, depreciation and amortization and the impact of certain non-operating items, as discussed in footnotes (a) and (c) below. Effective in the second quarter of 2015, the Company identified a third reporting segment, Other. The results included within the Other segment include the operating results and purchase accounting for the acquisition of the CBBeauty Group (“CBB” and the "CBB Acquisition," respectively). The results included within the Other segment are not material to the Company's consolidated results of operations. While the above table has not been adjusted for the unusual items discussed earlier, the discussion below quantifies the impact of such unusual items.

Consumer Segment

Consumer segment net sales were $354.7 million in the second quarter of 2015, as compared to $367.3 million in the second quarter of 2014. On an XFX basis, Consumer segment net sales in the second quarter of 2015 increased 1.4%, primarily driven by higher net sales of Almay color cosmetics and Revlon color cosmetics, partially offset by lower net sales of SinfulColors color cosmetics. The Company’s exit from Venezuela discussed above negatively impacted Consumer segment net sales, as changing to a distributor model resulted in no Venezuela net sales in the second quarter of 2015, compared to Venezuela net sales of $8.3 million in the second quarter of 2014. Excluding Venezuela, on an XFX basis, Consumer net sales would have increased by 3.7% in the second quarter of 2015.

Consumer segment profit in the second quarter of 2015 was $83.8 million, as compared to Consumer segment profit of $80.3 million in the second quarter of 2014. On an XFX basis, Consumer segment profit increased 4.0%, primarily driven by higher gross profit as a result of the increases in net sales, as well as price increases, favorable sales mix and cost reductions within cost of sales, partially offset by $7.3 million of higher brand support expenses for the Company's Consumer brands. The Company’s exit from Venezuela discussed above negatively impacted Consumer net sales, as changing to a distributor model resulted in no Venezuela EBITDA in the second quarter of 2015, compared to $4.6 million in the second quarter of 2014. Excluding Venezuela, on an XFX basis, Consumer segment profit would have increased by 11.6% in the second quarter of 2015.

Professional Segment

Professional segment net sales in the second quarter of 2015 were $123.4 million, compared to net sales of $130.6 million in the second quarter of 2014. On an XFX basis, Professional segment net sales in the second quarter of 2015 increased 4.1%, primarily due to higher net sales of American Crew and Revlon Professional products.

Professional segment profit in the second quarter of 2015 was $24.3 million, as compared to Professional segment profit of $31.4 million in the second quarter of 2014. On an XFX basis, Professional segment profit decreased 21.3% in the second quarter of 2015, primarily due to $7.0 million of higher brand support expenses for the Company's Professional brands. In addition, Professional segment profit in the second quarter of 2014 included a favorable adjustment of $3.4 million related to a decrease in the inventory obsolescence reserve, with no similar adjustment in the second quarter of 2015. These decreases were partially offset by the increases in net sales discussed above.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended June 30,
Net Sales:	2015	2014	% Change	XFX % Change

United States	$267.0	$255.2	4.6%	4.6%
International	215.4	242.7	-11.2%	1.2%
Total Net Sales	$482.4	$497.9	-3.1%	3.0%

While the above table has not been adjusted for the unusual items discussed earlier, the discussion below quantifies the impact of such unusual items.

United States

Total Company U.S. net sales in the second quarter of 2015 were $267.0 million, compared to $255.2 million in the second quarter of 2014, an increase of 4.6%. Net sales in the U.S. increased in the Consumer segment, primarily driven by higher net sales of Almay color cosmetics, Revlon color cosmetics and Revlon ColorSilk hair color, partially offset by lower net sales of SinfulColors color cosmetics. Net sales in the U.S. decreased in the Professional segment primarily due to lower net sales of CND nail products.

International

Total Company International net sales in the second quarter of 2015 were $215.4 million, compared to $242.7 million in the second quarter of 2014. On an XFX basis, International net sales during the second quarter of 2015 increased 1.2%, with higher Professional segment net sales mostly offset by lower Consumer segment net sales. International net sales increased in the Professional segment primarily due to higher net sales of American Crew and Revlon Professional. International net sales decreased in the Consumer segment primarily driven by the Company’s exit of its business operations in Venezuela. Excluding Venezuela, on an XFX basis, International net sales would have increased by 4.8% in the second quarter of 2015.

Total Company Results

Total Company EBITDA was $85.9 million in the second quarter of 2015 and $88.6 million in the second quarter of 2014.

The Company adjusted its results for the following non-operating items:

  Non-cash stock compensation of $1.2 million in the second quarter of 2015 and $0.3 million in the second quarter of 2014;
  Restructuring and related charges, which were a benefit of $3.0 million in the second quarter of 2015 and a cost of $4.1 million in the second quarter of 2014;
  Acquisition and integration costs of $4.7 million in the second quarter of 2015 and $0.7 million in the second quarter of 2014; and
  An unfavorable inventory purchase accounting adjustment of $0.6 million in the second quarter of 2015.

As further reflected in the footnotes to this release, to enhance the comparability of the period-over-period results, the Company further adjusted its results for the following unusual items:

  EBITDA in Venezuela of nil in the second quarter of 2015 due to the Company’s exit of its Venezuela business operations, compared to EBITDA of $4.6 million in the second quarter of 2014;
  A favorable adjustment of $3.4 million in the second quarter of 2014 related to a decrease in the Company’s inventory obsolescence reserve; and
  Deferred consideration of $0.7 million for the CBB Acquisition recognized in the second quarter of 2015.

After adjusting the Company’s results for the above items, total Company Adjusted1 EBITDA was $90.1 million in the second quarter of 2015, compared to $85.7 million in the second quarter of 2014, a 5.1% increase. On an XFX basis, Adjusted EBITDA increased $5.6 million, or 6.5%. This increase was primarily due to higher net sales in both the Consumer and Professional segment, as well as favorable cost of sales in the Consumer segment, partially offset by $14.7 million of higher brand support expenses in the second quarter of 2015.

As Reported net income was $26.0 million in the second quarter of 2015 and $18.1 million in the second quarter of 2014. Adjusted1 net income was $29.0 million in the second quarter of 2015, compared to Adjusted net income of $21.8 million in the second quarter of 2014, an increase of $7.2 million, or 33.0%. The increase in net income was driven by foreign currency gains as a result of the Euro revaluation of certain U.S. Dollar denominated intercompany payables during the second quarter of 2015, as compared to foreign currency losses in the second quarter of 2014. As Reported earnings per diluted share was $0.49 in the second quarter of 2015 and $0.34 in the second quarter of 2014. On an Adjusted1 basis, earnings per diluted share was $0.55 in the second quarter of 2015 and $0.42 in the second quarter of 2014.

Six Months 2015 Results

On an As Reported basis, total Company net sales were $920.9 million in the first six months of 2015, compared to $967.7 million in the first six months of 2014. Venezuela had reported net sales of $0.9 million in the first six months of 2015 compared to net sales of $13.2 million in the first six months of 2014. Excluding Venezuela, total Company Adjusted1 net sales were $920.0 million in the first six months of 2015, compared to $954.5 million in the first six months of 2014, a decrease of 3.6%. On an XFX basis, which impacted net sales by $54.2 million (adjusted to exclude the XFX impact in Venezuela), Adjusted net sales increased $19.7 million, or 2.1% in the first six months of 2015.

Total Company EBITDA was $156.7 million in the first six months of 2015, compared to $156.2 million in the first six months of 2014.

The Company adjusted its results for the following non-operating items:

  Non-cash stock compensation of $2.8 million in the first six months of 2015 and $0.5 million in the first six months of 2014;
  Restructuring and related charges, which were a benefit of $2.3 million in the first six months of 2015 and a cost of $17.7 million in the first six months of 2014;
  Acquisition and integration costs of $5.9 million in the first six months of 2015 and $4.5 million in the first six months of 2014; and
  An inventory purchase accounting adjustment of $0.6 million in the first six months of 2015 and $2.6 million in the first six months of 2014.

In addition, the Company further adjusted its results for the following unusual items:

  Venezuela EBITDA of $0.1 million in the first six months of 2015 compared to $6.2 million in the first six months of 2014;
  A favorable adjustment of $3.4 million in the first six months of 2014 related to a decrease in the Company’s inventory obsolescence reserve; and
  Deferred consideration of $0.7 million for the CBB Acquisition recognized in the first six months of 2015.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to certain non-GAAP results are provided as an attachment.

After adjusting the Company’s results for the above items, total Company Adjusted1 EBITDA was $164.3 million in the first six months of 2015, compared to $171.9 million in the first six months of 2014, a decrease of 4.4%. On an XFX basis, Adjusted EBITDA decreased $5.6 million, or 3.3%. This decrease was primarily due to $31.3 million of additional brand support in the first six months of 2015, partially offset by higher net sales and favorable costs of sales.

Cash Flow for the Six Month Period

Net cash provided by operating activities in the first six months of 2015 was $2.5 million, compared to net cash used in operating activities of $6.4 million in the same period last year, representing an improvement of $8.9 million. Free cash flow1 used in the first six months of 2015 was $12.7 million compared to $19.5 million of free cash flow used in the same period last year, representing an improvement of $6.8 million. The improvements in cash from operating activities and free cash flow were primarily driven by less cash used in discontinued operations, as well as lower payments for interest and pension contributions in the first six months of 2015; partially offset by higher brand support and incentive compensation payments in the first six months of 2015.

Second Quarter 2015 Results and Conference Call

The Company will host a conference call with members of the investment community on July 29, 2015 at 9:30 A.M. EDT to discuss Second Quarter 2015 results. Access to the call is available to the public at www.revloninc.com.

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to certain non-GAAP results are provided as an attachment.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Adjusted net sales; Adjusted EBITDA; Adjusted net income; Adjusted diluted earnings per share; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables (except that Adjusted net sales is reconciled directly in the text of the press release).

The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, miscellaneous expenses (the foregoing being the “EBITDA Exclusions”), as well as to exclude non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). In addition, the Company has identified certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”) and therefore has presented Adjusted EBITDA on a different basis than that presented in prior years. The following tables identify the Non-Operating and Unusual Items excluded for all periods:

(USD millions)	Q2 2015	Q2 2014
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$(1.2)	$(0.3)
Restructuring and related charges	3.0	(4.1)
Acquisition and integration costs	(4.7)	(0.7)
Inventory purchase accounting adjustment	(0.6)	-
Unusual Items:
Venezuela EBITDA	$-	$4.6
Inventory obsolescence reserve	-	3.4
Deferred consideration for CBB Acquisition	(0.7)	-

(USD millions)	YTD 2015	YTD 2014
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$(2.8)	$(0.5)
Restructuring and related charges	2.3	(17.7)
Acquisition and integration costs	(5.9)	(4.5)
Inventory purchase accounting adjustment	(0.6)	(2.6)
Unusual Items:
Venezuela EBITDA	$0.1	$6.2
Inventory obsolescence reserve	-	3.4
Deferred consideration for CBB Acquisition	(0.7)	-

Adjusted net income and Adjusted diluted earnings per share exclude the after-tax impact of the Non-Operating Items and Unusual Items, as well as loss on early extinguishment of debt and the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheets.

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that Adjusted net sales, Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing these non-GAAP measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, used by management, as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted net sales, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow should not be considered in isolation or as a substitute for their respective most directly comparable As Reported measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

(c) During the second quarter of 2015, the Company removed pension-related costs from the measurement of its reportable segment results. As a result, $2.1 million in pension-related costs were reclassified from the measurement of the Consumer segment profit for the three months ended June 30, 2014 and have been included as a component of unallocated corporate expenses for such period.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2014 Annual Report on Form 10-K that we filed with the SEC on March 12, 2015 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2014 and 2015 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com). Other factors could also cause the Company’s results to differ materially from expected results. The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net sales	$482.4	$497.9	$920.9	$967.7
Cost of sales	161.3	167.2	303.6	330.7
Gross profit	321.1	330.7	617.3	637.0
Selling, general and administrative expenses	259.3	263.6	508.6	509.8
Acquisition and integration costs	4.7	0.7	5.9	4.5
Restructuring charges and other, net	(3.6)	3.8	(3.1)	17.3

Operating income	60.7	62.6	105.9	105.4

Other expenses, net:
Interest expense	20.5	21.0	40.5	43.3
Amortization of debt issuance costs	1.4	1.4	2.8	2.8
Loss on early extinguishment of debt	-	0.1	-	2.0
Foreign currency (gains) losses, net	(7.9)	7.2	8.0	8.6
Miscellaneous, net	0.2	-	0.2	0.1
Other expenses, net	14.2	29.7	51.5	56.8

Income from continuing operations before income taxes	46.5	32.9	54.4	48.6
Provision for income taxes	20.5	18.5	29.2	25.5
Income from continuing operations, net of taxes	26.0	14.4	25.2	23.1
Income (loss) from discontinued operations, net of taxes	-	3.7	(0.1)	0.5

Net income	$26.0	$18.1	$25.1	$23.6

Other comprehensive income (loss):
Currency translation adjustment, net of tax	0.8	(0.4)	(12.6)	1.2
Amortization of pension related costs, net of tax	1.8	1.1	3.5	2.3
Revaluation of derivative financial instruments, net of tax	(0.1)	(1.9)	(2.0)	(2.9)
Other comprehensive income (loss)	2.5	(1.2)	(11.1)	0.6

Total comprehensive income	$28.5	$16.9	$14.0	$24.2

Basic earnings per common share:
Continuing operations	$0.50	$0.27	$0.48	$0.44
Discontinued operations	-	0.07	-	0.01
Net income	$0.50	$0.34	$0.48	$0.45

Diluted earnings per common share:
Continuing operations	$0.49	$0.27	$0.48	$0.44
Discontinued operations	-	0.07	-	0.01
Net income	$0.49	$0.34	$0.48	$0.45

Weighted average number of common shares outstanding:
Basic	52,440,580	52,356,798	52,413,552	52,356,798
Diluted	52,609,805	52,386,381	52,587,868	52,377,214

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$199.0	$275.3
Trade receivables, net	256.4	238.9
Inventories	196.6	156.6
Deferred income taxes - current	59.2	58.4
Prepaid expenses and other	61.5	44.6
Total current assets	772.7	773.8
Property, plant and equipment, net	205.0	212.0
Deferred income taxes - noncurrent	35.9	53.1
Goodwill	478.3	464.1
Intangible assets, net	325.0	327.8
Other assets	109.7	113.3
Total assets	$1,926.6	$1,944.1

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$8.5	$6.6
Current portion of long-term debt	6.9	31.5
Accounts payable	189.0	153.5
Accrued expenses and other	246.2	273.3
Total current liabilities	450.6	464.9
Long-term debt	1,829.6	1,832.4
Long-term pension and other post-retirement plan liabilities	192.3	200.9
Other long-term liabilities	83.3	90.0
Total stockholders' deficiency	(629.2)	(644.1)
Total liabilities and stockholders' deficiency	$1,926.6	$1,944.1

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Six Months Ended
	June 30,
	2015	2014
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25.1	$23.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	50.8	50.8
Foreign currency losses from re-measurement	8.8	7.4
Amortization of debt discount	0.7	0.7
Stock-based compensation amortization	2.8	0.5
Provision for deferred income taxes	17.9	20.0
Loss on early extinguishment of debt	-	2.0
Amortization of debt issuance costs	2.8	2.8
Gain on sale of certain assets	(3.0)	(0.1)
Pension and other post-retirement income	(1.3)	(2.6)
Change in assets and liabilities:
Increase in trade receivables	(18.7)	(22.1)
Increase in inventories	(36.1)	(14.7)
Increase in prepaid expenses and other current assets	(18.3)	(4.3)
Increase in accounts payable	29.6	4.3
Decrease in accrued expenses and other current liabilities	(27.7)	(34.0)
Pension and other post-retirement plan contributions	(5.2)	(11.7)
Purchases of permanent displays	(22.0)	(26.3)
Other, net	(3.7)	(2.7)
Net cash provided by (used in) operating activities	2.5	(6.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17.2)	(13.3)
Business acquisitions, net of cash acquired	(34.2)	-
Proceeds from the sale of certain assets	2.0	0.2
Net cash used in investing activities	(49.4)	(13.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings and overdraft	6.6	7.4
Repayment under the Amended and Restated Senior Subordinated Term Loan	-	(58.4)
Repayments under the Acquisition Term Loan	(15.9)	(3.5)
Prepayments under the 2011 Term Loan	(12.1)	-
Payment of financing costs	-	(1.8)
Other financing activities	(2.1)	(1.4)
Net cash used in financing activities	(23.5)	(57.7)
Effect of exchange rate changes on cash and cash equivalents	(5.9)	(9.2)
Net decrease in cash and cash equivalents	(76.3)	(86.4)
Cash and cash equivalents at beginning of period	275.3	244.1
Cash and cash equivalents at end of period	$199.0	$157.7

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$37.9	$45.3
Income taxes, net of refunds	$11.0	$12.7

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.0	$-

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)
Reconciliation to net income:

Net income	$26.0	$18.1
Income from discontinued operations, net of taxes	-	3.7
Income from continuing operations, net of taxes	26.0	14.4

Interest expense	20.5	21.0
Amortization of debt issuance costs	1.4	1.4
Loss on early extinguishment of debt	-	0.1
Foreign currency (gains) losses, net	(7.9)	7.2
Miscellaneous, net	0.2	-
Provision for income taxes	20.5	18.5
Depreciation and amortization	25.2	26.0

EBITDA	$85.9	$88.6

Non-operating items:
Non-cash stock compensation expense	1.2	0.3
Restructuring and related charges	(3.0)	4.1
Acquisition and integration costs	4.7	0.7
Inventory purchase accounting adjustment	0.6	-

Unusual items:
Venezuela EBITDA	-	(4.6)
Inventory obsolescence reserve	-	(3.4)
Deferred consideration for CBB Acquisition	0.7	-

Adjusted EBITDA	$90.1	$85.7

	Six Months Ended
	June 30,
	2015	2014
	(Unaudited)
Reconciliation to net income:

Net income	$25.1	$23.6
(Loss) income from discontinued operations, net of taxes	(0.1)	0.5
Income from continuing operations, net of taxes	25.2	23.1

Interest expense	40.5	43.3
Amortization of debt issuance costs	2.8	2.8
Loss on early extinguishment of debt	-	2.0
Foreign currency losses, net	8.0	8.6
Miscellaneous, net	0.2	0.1
Provision for income taxes	29.2	25.5
Depreciation and amortization	50.8	50.8

EBITDA	$156.7	$156.2

Non-operating items:
Non-cash stock compensation expense	2.8	0.5
Restructuring and related charges	(2.3)	17.7
Acquisition and integration costs	5.9	4.5
Inventory purchase accounting adjustment	0.6	2.6

Unusual items:
Venezuela EBITDA	(0.1)	(6.2)
Inventory obsolescence reserve	-	(3.4)
Deferred consideration for CBB Acquisition	0.7	-

Adjusted EBITDA	$164.3	$171.9

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2015	2014
	(Unaudited)
Segment Net Sales:
Consumer	$354.7	$367.3
Professional	123.4	130.6
Other	4.3	-
Total Segment Net Sales	$482.4	$497.9

Segment Profit:
Consumer	$83.8	$80.3
Professional	24.3	31.4
Other	(0.5)	-
Total Segment Profit	$107.6	$111.7

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$46.5	$32.9

Interest expense	20.5	21.0
Amortization of debt issuance costs	1.4	1.4
Foreign currency (gains) losses, net	(7.9)	7.2
Loss on early extinguishment of debt	-	0.1
Miscellaneous, net	0.2	-
Operating income	60.7	62.6

Unallocated Corporate Expenses	18.2	18.0
Depreciation and amortization	25.2	26.0

Non-operating items:
Non-cash stock compensation expense	1.2	0.3
Restructuring and related charges	(3.0)	4.1
Acquisition and integration costs	4.7	0.7
Inventory purchase accounting adjustment	0.6	-
Segment Profit	$107.6	$111.7

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2015	2014
	(Unaudited)
Segment Net Sales:
Consumer	$679.0	$706.8
Professional	237.6	260.9
Other	4.3	-
Total Segment Net Sales	$920.9	$967.7

Segment Profit:
Consumer	$146.0	$149.8
Professional	53.5	63.3
Other	(0.5)	-
Total Segment Profit	$199.0	$213.1

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$54.4	$48.6

Interest expense	40.5	43.3
Amortization of debt issuance costs	2.8	2.8
Foreign currency losses, net	8.0	8.6
Loss on early extinguishment of debt	-	2.0
Miscellaneous, net	0.2	0.1
Operating income	105.9	105.4

Unallocated Corporate Expenses	35.3	31.6
Depreciation and amortization	50.8	50.8

Non-operating items:
Non-cash stock compensation expense	2.8	0.5
Restructuring and related charges	(2.3)	17.7
Acquisition and integration costs	5.9	4.5
Inventory purchase accounting adjustment	0.6	2.6
Segment Profit	$199.0	$213.1

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Three Months Ended
	June 30,
	2015	2014
	(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net income	$26.0	$18.1

Non-operating items (after-tax):
Foreign currency loss, Venezuela re-measurement	-	6.0
Restructuring and related charges	(1.2)	3.9
Acquisition and integration costs	2.9	0.5
Inventory purchase accounting adjustment	0.6	-

Unusual items (after-tax):
Venezuela EBITDA	-	(4.6)
Inventory obsolescence reserve	-	(2.1)
Deferred consideration for CBB Acquisition	0.7	-

Adjusted net income	$29.0	$21.8

Net Income:
Diluted earnings per common share	0.49	0.34
Adjustment to diluted earnings per common share	0.06	0.08
Adjusted diluted earnings per common share	$0.55	$0.42

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,609,805	52,386,381

	Six Months Ended
	June 30,
	2015	2014
	(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net income	$25.1	$23.6

Non-operating items (after-tax):
Loss on early extinguishment of debt	-	1.2
Foreign currency loss, Venezuela re-measurement	1.9	6.0
Restructuring and related charges	(0.5)	12.6
Acquisition and integration costs	3.6	2.8
Inventory purchase accounting adjustment	0.6	1.8

Unusual items (after-tax):
Venezuela EBITDA	(0.1)	(6.2)
Inventory obsolescence reserve	-	(2.1)
Deferred consideration for CBB Acquisition	0.7	-

Adjusted net income	$31.3	$39.7

Net Income:
Diluted earnings per common share	0.48	0.45
Adjustment to diluted earnings per common share	0.12	0.31
Adjusted diluted earnings per common share	$0.60	$0.76

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,587,868	52,377,214

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Six Months Ended
	June 30,
	2015	2014
	(Unaudited)
Reconciliation to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	$2.5	$(6.4)

Less capital expenditures	(17.2)	(13.3)
Plus proceeds from the sale of certain assets	2.0	0.2

Free cash flow	$(12.7)	$(19.5)

CONTACT:
Revlon, Inc.
Investor Relations:
212-527-5230